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                                                                  Exhibit 99.j.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Davis Park Series Trust and to the use of our report dated July 28, 2004 on the financial statements and financial highlights of Ameristock Focused Value Fund, a series of Davis Park Series Trust. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ Tait Weller & Baker

PHILADELPHIA, PENNSYLVANIA
OCTOBER 25, 2004